Exhibit 4.2

CELANESE US HOLDINGS LLC
THE GUARANTORS PARTY HERETO, as Guarantors,
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar and Transfer Agent
_________________________________
1.125% Senior Notes due 2023
SIXTH SUPPLEMENTAL INDENTURE
Dated as of September 26, 2016
to

INDENTURE
Dated as of May 6, 2011
_________________________________

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EXHIBITS
Exhibit I    —    Form of Note
Exhibit II-A    —    Form of Notation of Subsidiary Guarantee

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Exhibit II-B    —    Form of Notation of Parent Guarantee

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SIXTH SUPPLEMENTAL INDENTURE, dated as of September 26, 2016, among CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), the Guarantors (as defined herein), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), DEUTSCHE BANK TRUST COMPANY AMERICAS (until such time as a successor may be appointed by the Issuer), as paying agent (the “Paying Agent”), as registrar (the “Registrar”) and as transfer agent (the “Transfer Agent”).
RECITALS
WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of May 6, 2011 (the “Base Indenture”), pursuant to which debentures, notes or other debt instruments of the Issuer may be issued in one or more series from time to time;
WHEREAS, Section 2.2 of the Base Indenture permits the forms and terms of the Securities of any series as permitted in Sections 2.1 and 2.2 to be established in an indenture supplemental to the Base Indenture;
WHEREAS, the Issuer has requested the Trustee, the Paying Agent and the Transfer Agent to join with it and the Guarantors in the execution and delivery of this Sixth Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of a series of Securities to be known as the Issuer’s “1.125% Senior Notes due 2023” (the “Notes”), and adding certain provisions thereto for the benefit of the Holders of the Notes;
WHEREAS, the Issuer has furnished the Authenticating Agent with a duly authorized and executed Issuer order dated September 26, 2016 authorizing the execution of this Sixth Supplemental Indenture and the issuance of the Notes, such Issuer order sometimes referred to herein as the “Authentication Order”;
WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar and the Transfer Agent and a valid supplement to the Base Indenture have been done; and
NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase by the Holders of the Notes to be issued hereunder, the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar and the Transfer Agent mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.1.    Definitions.
The Base Indenture together with this Sixth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Base Indenture as supplemented and amended by this Sixth Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture. If a capitalized term is defined in the Base Indenture and this Sixth Supplemental Indenture, the definition in this Sixth Supplemental Indenture shall apply to the Notes (and any notation of Guarantee endorsed thereon).

“Additional Notes” has the meaning set forth in Section 2.3.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Premium” means with respect to any Note on the applicable redemption date, the greater of:
(a)1.0% of the then outstanding principal amount of the Note; and
(b)the excess of:
(i)the present value at such redemption date of (1) 100% of the aggregate principal amount of such Note plus (2) all required interest payments due on the Notes through September 26, 2023 (excluding accrued but unpaid interest through the redemption date), computed by the Issuer using a discount rate equal to the Bund Rate as of such redemption date plus 25 basis points; over
(ii)the then outstanding principal amount of such Note.
The Issuer will calculate the Applicable Premium prior to the applicable redemption date and deliver an Officers’ Certificate to the Trustee setting forth the Applicable Premium and showing the calculation thereof in reasonable detail.
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(a)with respect to a corporation, the board of directors of the corporation;

(b)with respect to a partnership (including a société en commandite par actions), the Board of Directors of the general partner or manager of the partnership; and
(c)with respect to any other Person, the board or committee of such Person serving a similar function.
Unless otherwise specified, “Board of Directors” refers to the Board of Directors of the Parent Guarantor.
“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York or the place of payment, provided such day is also a London banking day and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, operates.
“Capital Stock” means:
(a)in the case of a corporation, corporate stock;
(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Change of Control” means the occurrence of any of the following:
(a)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or
(b)the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entity.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking, a société anonyme, as currently in effect or any successor securities clearing agency.
“Commission” means the Securities and Exchange Commission.
“Comparable German Bund Issue” means that German Bundesanleihe security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the notes.
“Comparable German Bund Price” means, with respect to any redemption date, (i) the average of four Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.
“Consolidated Net Tangible Assets” means, at any particular time, Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, except for (i) notes and loans payable, and (ii) current maturities of the principal component of obligations in respect of capitalized leases, all as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.
“Consolidated Tangible Assets” means, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.
“Credit Agreement” means that certain Credit Agreement, dated as of July 15, 2016, among the Parent Guarantor, the Issuer, Celanese Americas LLC, Celanese Europe B.V., Celanese Holdings Luxembourg S.à.r.l., Elwood C.V., certain Subsidiaries of the Issuer from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C issuer and the other swing line lenders and L/C issuers party thereto, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Depositary” means, with respect to Securities issuable or issued in whole or in part in the form of one or more Global Securities, Deutsche Bank AG, London Branch, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions(s) of the Indenture.
“Dollars” and “$” means the currency of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euro-Denominated Designated Government Obligations” means direct non-callable and nonredeemable obligations denominated in Euros (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union provided that such member state has a long term government debt rating of ‘‘A1’’ or higher by Moody’s or A+ or higher by Standard & Poor’s or the equivalent rating category of another internationally recognized rating agency.
“Euros” or “€” means the currency of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system or any successor clearing agency.
“European Union” means the member states of the European Union established by the Treaty of European Union, signed at Maastricht on February 2, 1992, which amended the Treaty of Rome establishing the European Community.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board Accounting Standards Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.
“Gradation” means a gradation within a Rating Category or a change to another Rating Category, which shall include: (a) “+” and “-” in the case of S&P’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (b) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (c) the equivalent in respect of successor Rating Categories of S&P or Moody’s or Rating Categories used by Rating Agencies other than S&P and Moody’s.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.
“Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.
“Holder” means the Person in whose name a Note is registered in the register maintained by the Registrar.

“Indebtedness” means any indebtedness for borrowed money.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s, or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date of the indenture or an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means September 26, 2016.
“Joint Venture” means any Person that is not a Wholly Owned Subsidiary of the Issuer or any Subsidiary of the Issuer in which the Issuer or such Subsidiary makes an Investment.
“Lien” means any mortgage, security interest, pledge or lien.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Non-Recourse Indebtedness” means, with respect to any Joint Venture, any Indebtedness of such Joint Venture or its Subsidiaries that is, by its terms, recourse only to (i) the assets of, and/or Capital Stock in, such Joint Venture and its Subsidiaries and/or (ii) the assets of any Subsidiary that owns Capital Stock in such Joint Venture and owns no material assets other than (x) Capital Stock and other Investments in such Joint Venture and (y) cash and cash equivalents, and that is neither guaranteed by the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) or would become the obligation of the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, and (ii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on Indebtedness.
“Notes” means any 1.125% Senior Notes due 2023 issued by the Issuer hereunder, including, without limitation, any Additional Notes, treated as a single class of securities.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer.
“Outstanding Notes” means, collectively, the Company’s (i) 3.250% notes due October 15, 2019, (ii) 5.875% notes due June 15, 2021 and (iii) 4.625% notes due November 15, 2022.

“Parent Guarantor” means Celanese Corporation, a Delaware corporation.
“Permitted Liens” means the following types of Liens:
(a)Liens on such property, Capital Stock or Indebtedness existing as of the Issue Date;
(b)Liens on such property or Capital Stock or Indebtedness of, any Person, which Liens are existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary;
(c)Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(d)Liens on such property, Capital Stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);
(e)Liens on such property, Capital Stock or Indebtedness to secure the payment of all or any part of the purchase price or improvement or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property, Capital Stock or Indebtedness, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;
(f)Liens on any property of, or Capital Stock in, any Joint Venture (or any Subsidiary of a Joint Venture), or on any property of any Subsidiary of the Issuer that owns Capital Stock in such Joint Venture and owns no material assets other than (i) Capital Stock and other Investments in such Joint Venture and (ii) cash and cash equivalents, in each case, securing Non-Recourse Indebtedness of such Joint Venture;
(g)Liens incurred in connection with a Sale and Leaseback Transaction satisfying the provisions under Section 4.2; and
(h)any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens permitted by clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same such property or shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse, in each case owned by the Issuer or any of its Subsidiaries which is located within the U.S., the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such single parcel of real estate, any single manufacturing plant or any single warehouse that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Issuer and its Subsidiaries as a whole.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the

Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.
“Quotation Agent” means a Reference German Bund Dealer appointed by the Issuer.
“Rating Agency” means each of (a) S&P and Moody’s or (b) if either S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.
“Rating Category” means (a) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (c) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Rating Decline” means that at any time within the earlier of (a) 90 days after the date of public notice of a Change of Control, or of the Issuers’ or the Parent Guarantor’s intention or the intention of any Person to effect a Change of Control, and (b) the occurrence of the Change of Control (which period shall in either event be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency which announcement is made prior to the date referred to in clause (b)), the rating of the Notes is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the Notes following such downgrade is not an Investment Grade Rating.
“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by the Issuer in good faith.
“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding such redemption date.
“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Indenture.
“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.
“Sale and Lease-Back Transaction” means the leasing by the Issuer or any of its Subsidiaries of any Principal Property, whether owned on the Issue Date or acquired thereafter (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Issuer and any of its Subsidiaries or between its Subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such Subsidiary to any party with the intention of taking back a lease of such Principal Property.
“Secured Debt” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (ii) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any obligations in respect of any Swap Contract entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Parent Guarantor or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subsidiary” means, with respect to any specified Person:
(a)any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(b)any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.
“United States” means the United States of America, the states of the United States, and the District of Columbia.
“United States Dollar Equivalent” means with respect to any monetary amount in a currency other than Dollars, at any time of determination thereof, the amount of Dollars obtained by translating such other currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.
“United States Person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States Persons have the authority to control all of its substantial decisions or (b) it has a valid election in place under applicable Treasury regulations to be treated as a domestic trust.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.2.    Other Definitions.

Term	Defined in Section
“additional amounts”	4.5
“Applicable Law”	10.11
“Authenticating Agent”	2.3(k)
“Change of Control Offer”	4.4(b)
“Change of Control Payment”	4.4(a)
“Change of Control Payment Date”	4.4(b)
“Code”	4.5(a)(iv)
“Event of Default”	7.1
“Minimum Denominations”	2.3(a)
“Required Filing Date”	4.3
“Successor Company”	5.1(a)(i)
“Successor Guarantor”	5.2(a)(i)
SECTION 1.3.    Rules of Construction.
For all purposes of this Sixth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this article have the meanings assigned to them in this Article One and include the plural as well as the singular;
(b)all other terms used in the Indenture which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(c)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
(d)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular article, section or other subdivision; and
(e)all references used herein to the male gender shall include the female gender.
ARTICLE TWO
SECURITIES FORMS
SECTION 2.1.    Creation of the Notes; Designations.
In accordance with Section 2.2 of the Base Indenture, the Issuer hereby creates the Notes as a series of its Securities issued pursuant to the Indenture. In accordance with Section 2.2. of the Base Indenture, the Notes shall be known and designated as the “1.125% Senior Notes due 2023” of the Issuer.

SECTION 2.2.    Forms Generally.
(a)The Notes and the Authenticating Agent’s certificate of authentication shall be in the forms set forth in Exhibit I with the form of notation of Guarantee to be endorsed thereon set forth in Exhibit II attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
(b)The Notes may be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, as determined by the officers of the Issuer executing such Notes, as evidenced by their manual execution of such Notes.
SECTION 2.3.    Title and Terms of Notes.
(a)The aggregate principal amount of Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be €750,000,000; provided, however, that the Issuer from time to time, without giving notice to or seeking the consent of the Holders of the Notes, may issue additional Notes (the “Additional Notes”) in any amount having the same terms as the Notes in all respects, except for the issue date, the issue price and the initial interest payment date, which Additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. Any such Additional Notes shall be authenticated by the Authenticating Agent upon receipt of an Authentication Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes issued under the Indenture) constitute a single series of Debt Securities under the Indenture. The Notes will be issued only in fully registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof (the “Minimum Denominations”).
(b)The principal amount of the Notes is due and payable in full on September 26, 2023.
(c)The Notes shall bear interest at the rate of 1.125% per annum (computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or September 26, 2016, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date) as set forth in Exhibit I.
(d)Principal of, premium, interest and additional amounts, if any, on the Notes shall be payable as set forth in Exhibit I.
(e)Other than as provided in Article Three of this Sixth Supplemental Indenture, the Notes shall not be redeemable.
(f)The Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund.
(g)The Notes shall not be convertible into any other securities.
(h)Section 2.7 of the Base Indenture shall apply to the Notes.
(i)The Issuer initially appoints Deutsche Bank Trust Company Americas as Paying Agent with respect to the Notes until such time as Deutsche Bank Trust Company Americas has resigned or a successor has been appointed. Deutsche Bank Trust Company Americas shall have all of the rights, privileges, protections and immunities granted to the Trustee in the Indenture mutatis mutandis.
(j)The Issuer initially appoints Deutsche Bank Trust Company Americas as Registrar and Transfer Agent with respect to the Notes until such time as Deutsche Bank Trust Company Americas has resigned or a successor has been appointed. Deutsche Bank Trust Company Americas shall have all of the rights, privileges, protections and immunities granted to the Trustee in the Indenture mutatis mutandis.
(k)Pursuant to a written instruction from the Issuer, the Trustee hereby appoints Deutsche Bank Trust Company Americas as the Authenticating Agent (the “Authenticating Agent”) for the Senior Notes pursuant to Section 2.3 of the Base Indenture. Neither the Trustee nor any agent of the Trustee shall be responsible for any action taken or not taken by the Authenticating Agent.
(l)The Notes (and the notation of Guarantee endorsed thereon) will be issuable in the form of one or more Global Securities and the Depositary for such Global Securities will be Deutsche Bank AG, London Branch in the United Kingdom or another Person designated as Depositary for Euroclear and Clearstream or another Person designated as Depositary by the Issuer. Neither the Trustee nor any agent of the Trustee shall be responsible for any action taken or not taken by the Depository.
(m)The Issuer shall pay principal of, premium, interest and additional amounts, if any, on the Notes in money of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, that at the time of payment is legal tender for payment of public and private debts.
(n)Principal of, premium interest and additional amounts, if any, on the Notes will be payable at the office or agency of the Paying Agent at 60 Wall Street, New York, New York 10005 until such time as the Issuer designates an alternate place of payment. The Paying Agent for the Notes will be Deutsche Bank Trust Company Americas. If on or after the date of this Sixth Supplemental Indenture, the Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the Euro is no longer being used by the then member states of the European Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in Dollars until the Euro is again available to the Issuer or so used. The amount payable on any date in Euros will be converted into Dollars on the basis of the most recently available market exchange rate for Euro. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Notes or this Sixth Supplemental Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
(o)A Holder may transfer or exchange Notes only in accordance with the Indenture. Upon any transfer or exchange, the Registrar, the Transfer Agent and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased.
(p)The provisions of Section 2.4 of the Base Indenture, which require the Issuer to maintain a Paying Agent, Registrar and Transfer Agent in the Borough of Manhattan, State of New York with respect to Securities shall not apply to the Notes issued under this Sixth Supplemental Indenture.

ARTICLE THREE
REDEMPTION
SECTION 3.1.     Selection of Securities to be Redeemed.
(a)If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Transfer Agent will select the Notes for redemption or purchase on a pro rata basis subject to the Minimum Denominations requirement as near a pro rata or by lot selection as is practicable in accordance with Euroclear and Clearstream guidelines, unless otherwise required by law or applicable stock exchange or depositary requirements.
(b)In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Registrar from the outstanding Notes not previously called for redemption or purchase.
(c)The Transfer Agent will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No Notes having principal of less than the Minimum Denomination shall be redeemed in part; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
SECTION 3.2.    Optional Redemption.
The Notes may be redeemed, in whole or in part, at any time and from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice sent to each Holder’s registered address as follows:
(a)if the Notes are redeemed before June 26, 2023, the Notes being redeemed shall be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional amounts, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); and
(b)if the Notes are redeemed on or after June 26, 2023, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Notwithstanding anything in this Section 3.2, the Issuer may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.
SECTION 3.3.    Redemption for Tax Reasons.
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced and becomes effective after the date of this Sixth Supplemental Indenture, the Issuer becomes or will become obligated to pay additional amounts as described in Section 4.6 hereof with respect to the Notes, then the Issuer may, at any time at its option, redeem, in whole, but not in part, the Notes on not less than 15 nor more than 60 days prior notice to the Holders, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest and additional amounts, if any, on the Notes being redeemed to, but excluding, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest date and additional amounts, if any, in respect thereof) and all additional amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise; provided, however, that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Issuer would be obligated to pay such additional amounts if a payment in respect of the Notes were then due and unless at the time such notice is given such obligation to pay additional amounts remains in effect (or will be in effect at the time of such redemption). Prior to any such notice of redemption, the Issuer will deliver to the Trustee (a) an Officers’ Certificate stating that it is entitled to effect such redemption and that the obligation to pay additional amounts cannot be avoided by taking reasonable measures available to it and (b) a written opinion of independent counsel selected by the Issuer to the effect that the Issuer has been or will become obligated to pay additional amounts.
SECTION 3.4.    Redemption Procedures.
Except as provided in this Article Three, the provisions of Article III of the Base Indenture shall apply in the case of a redemption pursuant to this Article Three.
ARTICLE FOUR
COVENANTS
Holders of the Notes shall be entitled to the benefit of all covenants in Article IV of the Base Indenture and the following additional covenants, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that this Article Four shall not become a part of the terms of any other series of Securities:
SECTION 4.1.    Liens.
The Issuer will not, and will not permit any Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness secured by a Lien (other than Permitted Liens) upon any Principal Property or Capital Stock of any Subsidiary that directly owns any Principal Property without in any such case making or causing to be made effective provision whereby the Notes (together with, if the Issuer shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount (without duplication) of all such Indebtedness plus all Attributable Debt of the Issuer and its Subsidiaries in respect of any Sale and Leaseback Transaction would not exceed 15% of Consolidated Net Tangible Assets.
SECTION 4.2.    Sale / Leaseback Transactions.
The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,
(a)the Issuer or such Subsidiary would be entitled to create, incur, issue, assume or guarantee Indebtedness secured by a Lien pursuant to Section 4.1 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes;
(b)the Issuer or such Subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (i) the net proceeds of the sale of such Principal

Property or (ii) the fair market value (as determined by the Board of Directors) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Indebtedness incurred or assumed by the Issuer or such Subsidiary (other than Indebtedness owned by Issuer or any of its Subsidiaries) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or
(c)the Attributable Debt of the Issuer or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (a) and (b) of this covenant, plus the aggregate principal amount of Indebtedness secured by Liens then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not equally and ratably secure the notes (or secure the notes on a basis that is prior to other Indebtedness secured thereby) would not exceed 15% of Consolidated Net Tangible Assets.
SECTION 4.3.    Additional Guarantees.
After the Issue Date, the Issuer shall cause each Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under the Credit Agreement, in each case, substantially at the same time, to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, interest, and additional amounts, if any, on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.
SECTION 4.4.    Reports.
Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer shall electronically file with the Commission by the respective dates specified in the Commission’s rules and regulations (the “Required Filing Date”), unless, in any such case, such filings are not then permitted by the Commission:
(a)all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and
(b)all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;
If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer shall, within 15 days of each Required Filing Date, transmit by mail to Holders of the Notes, as their names and addresses appear in the Note register, without cost to such Holders of the Notes, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph of this Section 4.4 if such filing were then permitted.
So long as the Parent Guarantor complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this Section 4.4 may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.

The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and Holders.
Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 4.5.    Change of Control Event.
(a)If a Change of Control Event occurs, each Holder will have the right to require the Issuer to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer shall offer to purchase such Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and additional amounts, if any, on the Notes repurchased, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
(b)Within 30 days following any Change of Control Event, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering (the “Change of Control Offer”) to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. Such notice shall state:
(i)that a Change of Control Event has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional amounts, if any, to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);
(ii)the circumstances and relevant facts and financial information regarding such Change of Control Event;
(iii)the Change of Control Payment Date; and
(iv)the instructions determined by the Issuer, consistent with this Section 4.5, that a Holder must follow in order to have its Notes purchased.
(c)Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Change of Control Purchase Date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
(d)On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
(e)On the Change of Control Purchase Date all Notes purchased by the Issuer under this Section 4.5 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the Change of Control Payment to the Holders entitled thereto.
(f)The Paying Agent will promptly distribute to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and, upon receipt of an Issuer order, the Authenticating Agent will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.
(g)The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.5 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption has been given pursuant to the Indenture as described above under Section 3.1, unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Event or conditional upon the occurrence of a Change of Control Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.5.
(h)The Issuer shall comply with the requirements of Section 14e−1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.5 to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.5, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.5 by virtue thereof.
SECTION 4.6    Payment of Additional Amounts.

All payments by the Issuer or any Guarantor on the Notes or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charges and any penalties, interest or additions to tax with respect thereto (each a “tax”) imposed by the United States, unless the withholding or deduction of such taxes is required by law or the official interpretation or administration thereof. If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the Notes or any Guarantee, the Issuer or applicable Guarantor will, subject to the exceptions and limitations set forth below, pay additional amounts (the “additional amounts”) as are necessary in order that the net amounts received in respect of such payments by each Beneficial Owner who is not a United States Person, after such withholding or deduction by any applicable withholding agent (including any withholding or deduction in respect of such additional amounts) will equal the amounts which would have been received in respect of such payments on any Note or

Guarantee in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(a)to any tax to the extent such tax is imposed by reason of the Holder (or the Beneficial Owner for whose benefit such Holder holds such note), or a fiduciary, settlor, beneficiary, member or stockholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(i)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(ii)having or having had any other connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights under the Notes or any Guarantee), including being or having been a citizen or resident of the United States;
(iii)being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;
(iv)being or having been a “10-percent shareholder” of the Parent Guarantor as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”); or
(v)being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provisions;
(b)to any Holder that is not the sole Beneficial Owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a Beneficial Owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a Beneficial Owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, Beneficial Owner or member received directly its beneficial or distributive share of the payment;
(c)to any tax to the extent such tax would not have been imposed but for the failure of the Holder or the Beneficial Owner to comply with certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or Beneficial Owner of such Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, but only to the extent that the Holder or Beneficial Owner is legally eligible to provide such certification or other evidence;
(d)to any tax that is imposed otherwise than by withholding or deduction in respect of a payment on the Notes or any Guarantee;
(e)to any estate, inheritance, gift, sales, transfer, wealth or similar tax;
(f)to any withholding or deduction that is imposed on a payment to a Holder or Beneficial Owner and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(g)to any tax required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(h)to any tax to the extent such tax would not have been imposed or levied but for the presentation by the Holder or Beneficial Owner of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(i)to any tax to the extent such tax is imposed or withheld solely by reason of the Beneficial Owner being a bank (i) purchasing such Notes in the ordinary course of its lending business or (ii) that is neither (1) buying such Notes for investment purposes only nor (2) buying such Notes for resale to a third-party that either is not a bank or holding such Notes for investment purposes only;
(j)to any tax imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing; or
(k)in the case of any combination of clauses (a) through (j) of this Section 4.6.
The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 4.6, the Issuer (or any Guarantor, if applicable) will not be required to make any payment for any tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
The Issuer or applicable Guarantor shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld, or other evidence, and shall provide such copies or other evidence to the Trustee. The Trustee shall not be obligated to inquire as to the veracity of such receipt or other evidence.
The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor to the Issuer or any Guarantor.
ARTICLE FIVE
MERGER, CONSOLIDATION OR SALE OF ASSETS
With respect to the Notes, the following shall supersede the provisions of Article V of the Base Indenture; provided that the terms of this Article Five shall not become a part of the terms of any other series of Securities.
SECTION 5.1.    Consolidation, Merger and Sale of Assets of the Issuer.
(a)The Issuer may not, directly or indirectly: (i) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
(1)either: (A) the Issuer is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);
(2)the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;
(3)immediately after such transaction no Default or Event of Default exists;
(4)each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the Notes and the Indenture; and
(5)the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.
The Successor Company shall succeed to, and be substituted for, the Issuer under the Indenture and the Notes. Notwithstanding the foregoing clause (3), (A) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Subsidiary and (B) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.
SECTION 5.2.    Consolidation, Merger and Sale of Assets by a Guarantor.
(a)Subject to the provisions described under Section 6.4(a), no Guarantor shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:
(i)such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);
(ii)the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(iii)immediately after such transaction no Default or Event of Default exists; and
(iv)the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture. Notwithstanding the foregoing, (1) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) any Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (3) a transfer of assets or Capital Stock of any Guarantor shall be permitted (including all or substantially all the assets of any Guarantor). Notwithstanding anything to the contrary herein, except as expressly permitted under the Indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.
ARTICLE SIX
GUARANTEE OF NOTES
SECTION 6.1.    Guarantee.
Subject to the provisions of this Article Six, each Guarantor, by execution of this Sixth Supplemental Indenture, jointly and severally, unconditionally guarantees to each Holder (a) the due and punctual payment of the principal of, premium, interest and additional amounts, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and, to the extent permitted by law, interest and additional amounts, if any, on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and the Indenture, and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Sixth Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or the Indenture, any failure to enforce the provisions of any such Note or the Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.
Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, interest and additional amounts, if any, thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Six, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article Seven, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
SECTION 6.2.    Execution and Delivery of Notation of Guarantee.
To further evidence the Guarantee set forth in Section 6.1, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit II hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
Each Guarantor hereby agrees that its Guarantee set forth in Section 6.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
If an Officer of a Guarantor whose signature is on the Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in the Indenture on behalf of each Guarantor.
SECTION 6.3.    Limitation of Guarantee.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor.
SECTION 6.4.    Release of Guarantor.
(a)A Guarantor (other than a company that is a direct or indirect Parent of the Issuer except in the case of clause (i)(2) or (5) below) shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee if:
(i)(1) all of its assets or Capital Stock is sold or transferred,
(2) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with Article Five,
(4) such Guarantor ceases to be a Subsidiary of the Issuer in connection with any (direct or indirect) sale of Capital Stock or other transaction, or
(5) the notes are subject to legal defeasance or the Indenture is satisfied and discharged as provided under Article VIII of the Base Indenture; or
(6) such Guarantor is released from its guarantee of the Credit Agreement; and
(ii)such Guarantor ceases to, or substantially contemporaneously with the release of such Guarantor’s obligation under its Guarantee hereunder will cease to, or at such time does not, guarantee the Issuer’s obligations under the Credit Agreement; and

(iii)such Guarantor has delivered to the Trustee a certificate of a Responsible Officer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and
(b)The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Six.
SECTION 6.5.    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 6.5 is knowingly made in contemplation of such benefits.
ARTICLE SEVEN
EVENTS OF DEFAULT
SECTION 7.1.    Events of Default.
(a)    With respect to the Notes, Section 6.1 of the Base Indenture shall be replaced in its entirety with the following, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that the terms of this Article Seven shall not become a part of the terms of any other series of Securities:
Section 6.1    Events of Default. An “Event of Default” occurs if:
(a)the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
(b)the Issuer defaults in the payment when due of interest or additional amounts, if any, on or with respect to the Notes and such default continues for a period of 30 days;
(c)the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach continues for a period of 60 days after the notice specified below;
(d)a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Subsidiary (other than Indebtedness under a Qualified Securitization Financing) (other than

Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (i) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;
(e)the Issuer or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or
(f)the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(i)commences a voluntary case;
(ii)consents to the entry of an order for relief against it in an involuntary case;
(iii)consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Issuer or any Significant Subsidiary in an involuntary case;
(ii)appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property;
(iii)orders the winding up or liquidation of the Issuer or any Significant Subsidiary; or
(iv)or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or
(h)any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or, so long as the Issuer is domiciled in Luxembourg, Luxembourg law, in each case for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
(b)    With respect to the Notes, Section 6.2 of the Base Indenture shall be amended such that all references to “Section 6.1(d) or (e)” are references to “Section 6.1(f) or (g)”, which references shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that the terms of this Article Seven shall not become a part of the terms of any other series of Securities:
(c)    In the event of any Event of Default specified in Section 6.1(d) of the Base Indenture, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (ii) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes pursuant to Section 6.2 of the Base Indenture be annulled, waived or rescinded upon the happening of any such events.
ARTICLE EIGHT
SATISFACTION AND DISCHARGE

With respect to the Notes, Article VIII of the Base Indenture shall be superseded in its entirety by the following language with respect to, and solely for the benefit of the Holders of the Notes; provided that this Article Eight shall not become part of the terms of any other series of Securities:
SECTION 8.1.    Discharge of Liability on Notes.
The Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes:
(a)when either:
(i)all the Notes theretofore authenticated and delivered (other than Notes which have been replaced pursuant to Section 2.8 of the Base Indenture or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or
(ii)all of the Notes (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Euros, Euro-Denominated Designated Government Obligations, or a combination of cash in Euros and Euro-Denominated Designated Government Obligations in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)the Issuer and/or the Guarantors has paid or caused to be paid all sums payable by them under the Indenture;
(c)the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and
(d)the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.
SECTION 8.2.    Defeasance.
(a)The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes issued under the Indenture (“Legal Defeasance”) except for:
(i)the rights of Holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, premium, interest or additional amounts, if any, on such Notes when such payments are due from the trust referred to below;
(ii)the Issuer’s obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(iii)the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
(iv)this Section 8.2(a).
(b)The Issuer may, at its option and at any time, elect to have its obligations released with respect to Sections 4.1, 4.2, 4.3 and 4.4 of this Sixth Supplemental Indenture and the operation of Article Five of this Sixth Supplemental Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.
If the Issuer exercises its Legal Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f) (with respect to Significant Subsidiaries of the Issuer only), 6.1(g) (with respect to Significant Subsidiaries of the Issuer only) and 6.1(h) of the Base Indenture or because of the failure of the Issuer to comply with Section 5.1.
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
(c)Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 7.6 and 7.7 of the Base Indenture and in this Article shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.6 and 8.7 of this Sixth Supplemental Indenture shall survive such satisfaction and discharge.
SECTION 8.3.    Conditions to Defeasance.
(a)The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(i)the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, Euros, Euro-Denominated Designated Government Obligations, or a combination of Euros and Euro-Denominated Designated Government Obligations in amounts as will be sufficient without consideration of investment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, interest, or additional amounts, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(ii)in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);
(v)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(vi)the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(vii)the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance as contemplated by this Article Eight have been complied with.
(b)Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.
SECTION 8.4.    Application of Trust Money.
The Trustee shall hold in trust money or Euro-Denominated Designated Government Obligations (including proceeds thereof) deposited with it pursuant to this Article. It shall apply the deposited money and the money from Euro-Denominated Designated Government Obligations through each Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Notes so discharged or defeased.
SECTION 8.5.    Repayment to Issuer.
Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Euro-Denominated Designated Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Euro-Denominated Designated Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
SECTION 8.6.    Indemnity for Euro-Denominated Designated Government Obligations.
The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Euro-Denominated Designated Government Obligations or the principal and interest received on such Euro-Denominated Designated Government Obligations.
SECTION 8.7.    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or Euro-Denominated Designated Government Obligations in accordance with this Article by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or any Paying Agent is permitted to apply all such money or Euro-Denominated Designated Government Obligations in accordance with this Article; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Euro-Denominated Designated Government Obligations held by the Trustee or any Paying Agent.
ARTICLE NINE
AMENDMENTS AND WAIVERS
SECTION 9.1.    Amendment, Supplement and Waiver.
(a)With respect to the Notes, Sections 9.1, 9.2 and 9.3 of the Base Indenture shall be replaced in their entirety with the following; provided that this Article Nine shall not become a part of the terms of any other series of Securities:

ARTICLE NINE
AMENDMENTS AND WAIVERS
Section 9.1    Without Consent of the Holders.
The Issuer and the Trustee may amend or supplement the Indenture or the Notes without notice to or consent of any Holder:
(a)to cure any ambiguity, defect or inconsistency;
(b)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)to provide for the assumption of the Issuer’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;
(d)to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;
(e)to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(f)to add a Guarantee of the Notes; or
(g)to conform the text of any provision of the Indenture, the Notes or Guarantees to the extent such provision was intended to be a verbatim recitation of a provision in the “Description of the Notes” section in the Offering Memorandum, which intent shall be conclusively evidenced by an Officers’ Certificate to that effect.
After an amendment under this Section 9.1 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.
Section 9.2    With Consent of Holders. The Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of each Holder of an outstanding Note affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting member):
(a)reduce the principal amount of Notes issued under the Indenture whose Holders must consent to an amendment, supplement or waiver;
(b)reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Section 4.5 of this Sixth Supplemental Indenture);
(c)reduce the rate of or change the time for payment of interest on any Note;

(d)waive a Default or Event of Default in the payment of principal of, premium, interest or additional amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(e)Note payable in money other than that stated in the Notes;
(f)make any change in Article Six of this Sixth Supplemental Indenture that adversely affects the rights of any Holder under Article Six;
(g)make any changes in Section 6.8 or 6.13 hereof;
(h)waive a redemption payment with respect to any Note issued hereunder (other than Section 4.5 of this Sixth Supplemental Indenture); or
(i)make any change in the preceding amendment and waiver provisions.
It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 9.2 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.
Section 9.3    Payment for Consent.
(a)The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
(b)With respect to the Notes, Section 9.5 of the Base Indenture shall be amended such that the reference to “clauses (1) through (8) of Section 9.3” is a reference to “clauses (a) through (i) of Section 9.2”, which references shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that the terms of this Article Nine shall not become a part of the terms of any other series of Securities.
ARTICLE TEN
MISCELLANEOUS
SECTION 10.1.    Effect of Sixth Supplemental Indenture.
(a)This Sixth Supplemental Indenture is a supplemental indenture within the meaning of Section 2.2 of the Base Indenture, and the Base Indenture shall be read together with this Sixth Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Base Indenture and this Sixth Supplemental Indenture were contained in the same instrument.
(b)In all respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Sixth Supplemental Indenture.

SECTION 10.2.    Effect of Headings.
The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 10.3.    Successors and Assigns.
All covenants and agreements in this Sixth Supplemental Indenture by the Issuer, the Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 10.4.    Severability Clause.
In case any provision in this Sixth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.5.    Benefits of Sixth Supplemental Indenture.
Nothing in this Sixth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture.
SECTION 10.6.    Conflict.
In the event that there is a conflict or inconsistency between the Base Indenture and this Sixth Supplemental Indenture, the provisions of this Sixth Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Base Indenture, in either case, which is required or deemed to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.
SECTION 10.7.    Governing Law.
THIS SIXTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
SECTION 10.8.    Trustee
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.
SECTION 10.9.     Counterparts.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this instrument and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 10.10.     Force Majeure.
In no event shall any of the Trustee, any Paying Agent or any Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each of the Trustee, Paying Agent and Transfer Agent shall undertake commercially reasonable efforts to resume performance as soon as practicable under the circumstances.

SECTION 10.11.     U.S.A. PATRIOT Act.
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed on the date and year first written above.

ISSUER:
CELANESE US HOLDINGS LLC
By:	/s/ Christopher W. Jensen
Name: Christopher W. Jensen
Title: President

[Sixth Supplemental Indenture]

GUARANTORS:
CELANESE CORPORATION
By:	/s/ Christopher W. Jensen
Name: Christopher W. Jensen
Title: Senior Vice President, Finance and Chief Financial Officer

CELANESE AMERICAS LLC
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE ACETATE LLC
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE CHEMICALS, INC.
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CNA HOLDINGS LLC
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

[Sixth Supplemental Indenture]

CELTRAN, INC.
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

KEP AMERICAS ENGINEERING PLASTICS, LLC
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

TICONA FORTRON INC.
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

TICONA POLYMERS, INC.
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

TICONA LLC
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE GLOBAL RELOCATION LLC
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

CELANESE LTD.
By:	CELANESE INTERNATIONAL CORPORATION, its general partner
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

[Sixth Supplemental Indenture]

CELANESE SALES U.S. LTD.
By:	CELANESE INTERNATIONAL CORPORATION, its general partner
By:	/s/ Jamie A. Beggs
Name: Jamie A. Beggs
Title: Vice President and Treasurer

[Sixth Supplemental Indenture]

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Sixth Supplemental Indenture]

PAYING AGENT, REGISTRAR AND TRANSFER AGENT:
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	Deutsche Bank National Trust Company
By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

[Sixth Supplemental Indenture]

EXHIBIT I
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LIMITED, AS NOMINEE FOR DEUTSCHE BANK AG LONDON BRANCH, AS DEPOSITARY (THE “DEPOSITARY”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK, S.A./N.V. , WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.
CELANESE US HOLDINGS LLC
1.125% SENIOR NOTES DUE 2023
No. 1    €750,000,000
Common No. 149269100
ISIN No. XS1492691008
CELANESE US HOLDINGS LLC, a Delaware limited liability company, for value received, promises to pay to BT GLOBENET NOMINEES LIMITED, or registered assigns, the principal sum of SEVEN HUNDRED FIFTY MILLION Euros (€750,000,000) on September 26, 2023.
Interest Payment Dates: September 26 and on September 26, 2023.
Regular Record Dates: September 11.
Additional provisions of this Note are set forth on the other side of this Note.

Exhibit I-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CELANESE US HOLDINGS LLC
By:
Name:
Title:

Dated: September 26, 2016

Exhibit I-2

AUTHENTICATING AGENT'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.
Dated:     September 26, 2016

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Authenticating Agent
By:
Authorized Officer

Exhibit I-3

(Reverse of Note)
1.125% Senior Note due 2023
1.    Interest
CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest annually on September 26 of each year, commencing September 26, 2017, and on the final maturity date of the Notes. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 26, 2016 until the principal hereof is due. Interest shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or September 26, 2016, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. The Issuer shall pay interest on overdue principal and premium, if any, at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Issuer shall pay interest and additional amounts, if any, the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the September 11 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Security (including principal, premium, interest and additional amounts, if any) shall be made by wire transfer of immediately available funds to the accounts specified by Deutsche Bank Trust Company Americas, the Issuer or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, interest and additional amounts, if any), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof. Such payment will be in Euros.
3.    Paying Agent and Registrar
Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and as Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
4.    Indenture
The Issuer issued the Notes under an Indenture (the “Base Indenture”), dated as of May 6, 2011, among the Issuer, Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), and the Trustee, as amended with respect to the Notes by the Sixth Supplemental Indenture dated September 26, 2016 (the “Sixth Supplemental Indenture”) and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”), Wells Fargo Bank, National Association, as Trustee, Deutsche Bank Trust Company Americas (until such time as a successor may be appointed by the Issuer), as paying agent, and Deutsche Bank Trust Company Americas (until such time as a successor may be appointed by the Issuer), as registrar and transfer agent, which collectively constitutes the Indenture governing the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference

Exhibit I-4

to the Trust Indenture Act of 1939, as amended as in effect on the date of the Indenture (the “TIA”). The Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This Note is one of a series of securities designated as the 1.125% Senior Notes due 2023 of the Issuer. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the Notes.
5.    Redemption
The Notes are subject to redemption as provided in Sections 3.2 and 3.3 of the Sixth Supplemental Indenture.
6.    Sinking Fund
The Notes are not entitled to the benefit of any mandatory redemption or sinking fund.
7.    Denominations, Transfer, Exchange
The Notes are in fully registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. A registered Holder may transfer or exchange Notes in accordance with the Indenture. Upon any such transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed.
8.    Persons Deemed Owners
The registered Holder of this Note shall be treated as the owner of it for all purposes.
9.    Unclaimed Money
Subject to any applicable abandoned property law, if money for the payment of principal or interest held by the Trustee or a Paying Agent remains unclaimed for two years, the Trustee or Paying Agent, as applicable, shall pay the money to the Issuer upon written request. Thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
10.    Discharge and Defeasance
Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Euro-Denominated Designated Government Obligations for the payment of principal of, premium, interest and additional amounts, if any, on, the Notes to redemption or maturity, as the case may be.

Exhibit I-5

11.    Modification and Waiver
Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.
12.    Defaults and Remedies
If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer set forth in the Indenture) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
13.    Trustee Dealings with the Issuer
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
14.    Guarantees
The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
15.    No Recourse Against Others
No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any Guarantor shall have any liability for or any obligations, covenants or agreements of the Issuer or the Guarantors under the Notes or the Indenture or for any claim based thereon or otherwise in respect of, or by reason of, such obligations or their creation. By accepting a Note, each holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the Notes.
16.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee or authorizing agent manually signs the certificate of authentication on the other side of this Note.
17.    Abbreviations
Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

Exhibit I-6

18.    Governing Law
THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
19.    Common Code and ISIN
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the Common Code and ISIN to be printed on this Note and has directed the Trustee to use the Common Code and ISIN in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this Note.

Exhibit I-7

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Security to
________________________________________________________________________
(Print or type assignee’s name, address and zip code)
________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ____________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
________________________________________________________________________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note.)

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit I-8

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.9 of the Sixth Supplemental Indenture, check the box: ¨
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.9 of the Sixth Supplemental Indenture, state the amount you elect to have purchased:

€
(multiple of €1,000)
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note.)

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit I-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is €750,000,000. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

Exhibit I-10

Exhibit II-A
NOTATION OF SUBSIDIARY GUARANTEE
Each of the undersigned (the “Subsidiary Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Sixth Supplemental Indenture and subject to the provisions in the Indenture dated as of May 6, 2011 (the “Base Indenture”), among Celanese US Holdings LLC, a Delaware limited liability company (the “Issuer”), Celanese Corporation, a Delaware corporation and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended with respect to the Notes by the Sixth Supplemental Indenture dated September 26, 2016 (the “Sixth Supplemental Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) the Trustee, Deutsche Bank Trust Company Americas (until such time as a successor may be appointed by the Issuer), as paying agent, as registrar and as transfer agent, which collectively constitutes the indenture governing the Debt Securities (the Base Indenture, as amended by the Sixth Supplemental Indenture, the “Indenture”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and, to the extent permitted by law, interest on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
The obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Six of the Sixth Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.
[Signatures on Following Pages]

Exhibit II-A-1

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guarantee to be signed by a duly authorized officer.

[ ]
By:
Name:
Title:

Exhibit II-A-2

Exhibit II-B
NOTATION OF PARENT GUARANTEE
For value received, the Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Parent Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal, premium, if any, and, to the extent lawful, interest, on such Security, to the holder of such Security and the Trustee on behalf of the Holders, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Base Indenture. This Parent Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.
Dated:

CELANESE CORPORATION
By:
Name:
Title:

Exhibit II-B